Exhibit 99.1

Atlantic International Corp. Acquires Lyneer Staffing Solutions

Creates National Strategic Staffing, Outsourced Services and Workforce Solutions
Company with Over $400 Million in Revenues for the 12 Months Ended December 31, 2023
and Adjusted EBITDA of $5.4 Million

Englewood Cliffs, New Jersey --([Business Wire]) June 21st, 2024 —Atlantic International Corp. (OTC: ATLN) (the “Company” or “Atlantic” f/k/a SeqLL Inc. OTC: SEQL) today announced the acquisition (“Acquisition”) of Lyneer Staffing Solutions (“Lyneer”), a 28 year old national strategic staffing outsourced services and workforce solutions company servicing the commercial, professional, finance, direct placement, and managed service provider verticals. Lyneer has over 1,100 customers, including, among others, enterprise scale customers UPS, DHL, FedEx, XPO Logistics, Ryder, Ikea, PepsiCo, T-Mobile, Kraft Heinz, and Red Bull. The Company is using its best efforts to uplist in the near future onto a National Securities Exchange and remains optimistic that it will be able to do so.

On June 13th, 2024, SeqLL Inc. changed its corporate name to Atlantic International Corp. and on June 18th, 2024 a wholly-owned subsidiary of the Company was merged with and into Lyneer Investments, Inc. the parent of Lyneer Staffing Solutions. The consideration for the Acquisition consisted of a $35 million promissory note payable to IDC Technologies Inc. (“IDC”), the parent of Lyneer, and the issuance of $60 million of restricted shares of our common stock valued at $2.36 per share at time of issuance.

Jeffrey Jagid, who was appointed as Chief Executive Officer of the Company in connection with the acquisition, commented, “With the acquisition, we are very excited to get to work building a leading staffing, outsourced services and workforce solutions enterprise for our over 1,100 customers. We believe that Lyneer is well positioned as a platform for our consolidation strategy and there are significant attractive merger and acquisition opportunities among leading medical, IT and engineering staffing, outsourced services and workforce solutions companies. The acquisition provides Atlantic with enhanced resources to pursue its growth and acquisition strategy.”

Prateek Gattani, the Chief Executive Officer of IDC, our principal shareholder, was appointed as Chairman of the Board, in connection with the Acquisition. Mr. Gattani commented, “We are beyond thrilled to begin the journey with Atlantic. As we move forward, we have significant confidence that Atlantic will capitalize on the compelling benefits of outsourced services and workforce solutions, adding capabilities across new high growth verticals through organic growth and merger and acquisitions.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Atlantic International Corp.

Atlantic International Corp. (“Atlantic”) is a leading strategic staffing, outsourced services and workforce solutions company executing a high growth strategy. Through its principal operating subsidiary Lyneer Investments LLC (“Lyneer”), Atlantic’s approximate 300 employees generated over $400 million in revenue (for the twelve month period ending December 31, 2023). Atlantic is among the top 20 largest national staffing companies servicing the light industrial, commercial, professional, finance, direct placement, and managed service provider verticals, according to Staffing Industry Analysts. Atlantic provides its customers with complete HR solutions, operating 40 independent on-site and vendor-on-premise facilities and paying over 12,000 employees each week. www.atlantic-international.com

Safe Harbor Statement

With the exception of the historical information contained in this press release, the matters described herein, may contain “forward-looking statements” relating to the business of Atlantic, and its subsidiary company Lyneer. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Michael Tenore

General Counsel

mstenore@atlantic-international.com

508-740-2220

IR@atlantic-international.com